TPG Reports Fourth Quarter and Full Year 2022 Financial Results

Total assets under management of $135 billion as of December 31, 2022, an increase of 19% compared to $114 billion as of December 31, 2021

GAAP net income attributable to TPG Inc. of $24 million and $92 million for the three months and year ended December 31, 2022, respectively, with basic net income per share to Class A common stock of $0.28 and $1.10 over the same periods, respectively

Fee-Related Earnings of $139 million and $454 million for the three months and year ended December 31, 2022, resulting in Fee-Related Earnings margins of 45% and 42% over the same periods, respectively

After-tax Distributable Earnings of $227 million (or $0.59 per share of Class A common stock) for the quarter ended December 31, 2022

Announced dividend of $0.50 per share of Class A common stock for the quarter ended December 31, 2022
San Francisco and Fort Worth, TX – February 15, 2023 – TPG Inc. (NASDAQ: TPG), a leading global alternative asset management firm, reported its unaudited fourth quarter and full year 2022 results. TPG issued a full detailed presentation of its fourth quarter and full year ended December 31, 2022 results, which can be viewed through the Investor Relations section of TPG’s website at shareholders.tpg.com.

“Since TPG’s IPO early last year, we’ve navigated markets with more disruption and volatility than we’ve seen in over a decade. Against this challenging backdrop, we surpassed what we set out to accomplish in our first year as a public company,” said Jon Winkelried, Chief Executive Officer. “We finished 2022 with total AUM of $135 billion, which increased nearly 20% year-over-year, driven by $30 billion of new capital raised across our platforms. We also delivered strong financial performance in 2022, with fee-related earnings of $454 million, which grew 39% from pro forma 2021. We believe our solid results through such a volatile year demonstrate the durability of our franchise, and ensure we remain well-positioned for long-term growth and diversification.”

Dividend
TPG has declared a quarterly dividend of $0.50 per share of Class A common stock to holders of record at the close of business on February 27, 2023, payable on March 10, 2023.
Conference Call
TPG will host a conference call and live webcast at 11:00 a.m. ET. It may be accessed by dialing (800) 225-9448 (US toll-free) or (203) 518-9708 (international), using the conference ID TPGQ422. The number should be dialed at least ten minutes prior to the start of the call. A simultaneous webcast will also be available and can be accessed through the Investor Relations section of TPG’s website at shareholders.tpg.com. A webcast replay will be made available on the Events page in the Investor Relations section of TPG’s website.

About TPG
TPG is a leading global alternative asset management firm, founded in San Francisco in 1992, with $135 billion of assets under management and investment and operational teams around the world. TPG invests across five multi-strategy platforms: Capital, Growth, Impact, Real Estate, and Market Solutions and our unique strategy is driven by collaboration, innovation, and inclusion. Our teams combine deep product and sector experience with broad capabilities and expertise to develop differentiated insights and add value for our fund investors, portfolio companies, management teams, and communities.

Shareholder contact:	Media contact:
Gary Stein	Luke Barrett
212-601-4750	415-743-1550
shareholders@tpg.com	media@tpg.com

Forward Looking Statements
This press release contains “forward-looking” statements based on the Company’s beliefs and assumptions and on information currently available to the Company. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance, estimated operational metrics, business strategy and plans and objectives of management for future operations, including, among other things, statements regarding the expected filing of our amended and restated certificate of incorporation, expected growth, future capital expenditures, fund performance, dividends and dividend policy, and debt service obligations.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by any forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, among various other risks.

For the reasons described above, we caution you against relying on any forward-looking statements, which should be read in conjunction with the other cautionary statements and risk factors discussed from time to time in the Company’s filings with the SEC, which can be found at the SEC’s website at http://www.sec.gov. Any forward-looking statement in this press release speaks only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise any forward-looking statement after the date of this press release, whether as a result of new information, future developments or otherwise, except as may be required by law. No recipient should, therefore, rely on these forward-looking statements as representing the views of the Company or its management as of any date subsequent to the date of the press release.

This press release does not constitute an offer of any TPG Fund.